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                                                                      EXHIBIT 15

To: Panhandle Eastern Pipe Line Company:

     We are aware that Panhandle Eastern Pipe Line Company has incorporated by reference in this Registration Statement its Form 10-Q for the quarter ended March 31, 1999, which includes our report dated May 11, 1999 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the Registration Statement prepared or certified by our Firm or a report prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.

                                              ARTHUR ANDERSEN LLP

Houston, Texas
June 22, 1999